Exhibit 10.3

ASSIGNMENT OF OIL AND GAS LEASES

STATE OF OKLAHOMA             )
COUNTY OF LOGAN                  )

THIS ASSIGNMENT OF OIL AND GAS LEASES is made and given on the  day of January, 2011.

NOW, THEREFORE, for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Osage Exploration and Development, Inc., 100 Park Avenue, Suite 1040, Oklahoma City, Oklahoma  73102, hereinafter called "Assignor", does hereby bargain, sell, assign, transfer and convey unto the Blackrock Management, Inc.   San Diego, CA 92101, hereinafter called "Assignee", all of Assignor's right, title and interest in and to the oil and gas leases described more fully on Exhibit "A" attached hereto and made a part hereof.

The interests assigned hereby are subject to and shall bear a proportionate share of all existing burdens of record against such assigned interest and are subject to all of the terms, provisions and conditions of those certain oil and gas leases mentioned in Exhibit "A".

The oil and gas leases are hereafter sometimes referred to as "Subject Leases" and the interest herein assigned, whether to one, or more than one Assignee is referred to as "Interest" in the singular form.  The assignment of interest hereunder includes a proportionate share of all rights incident thereto, including the personal property thereon, appurtenant thereto, or used or obtained in connection with the Subject Lease and all wells located thereon; subject, however, to all limitations, reservations and exceptions of record and noted herein.

The terms, covenants and conditions hereof shall be binding upon and shall inure to the benefit of the parties hereto, their successors and assigns, and such terms, covenants and conditions shall be covenants running with the oil and gas leases described above and with each transfer or assignment thereof.

This assignment is made without warranty of title, either expressed or implied, except by, through and under Assignor.

ASSIGNOR                                                                           Osage Exploration and Development, Inc.,

    By:__________________________________
                      Kim Bradford, President

STATE OF                                                )
                       )           SS:
COUNTY OF                                           )

The foregoing instrument was acknowledged before me this _____ day of  January, 2011, by Kim Bradford, as President of Osage Exploration and Development, Inc., a Delaware corporation.

Notary Public
My commission expires:
__________________________
{SEAL}

EXHIBIT "A"

Attached and made a part of that certain Assignment of Oil and Gas Leases dated the ___ day of January, 2011, between Osage Exploration and Development, Inc., Assignor, and Blackrock Management, Inc., Assignee.